EXHIBIT 15 - LETTER RE UNAUDITED INTERIM FINANCIAL INFORMATION


The Board of Directors
Polaroid Corporation


Ladies and Gentlemen:

Re:      Registration Statements No. 33-36384 on Form S-8, No. 33-44661 on
         Form S-3, No. 33-51173 on Form S-8, No. 333-32283 on Form S-8,
         No. 333-32285 on Form S-8, No. 333-67647 on Form S-3 and No. 333-96051
         on Form S-3 of Polaroid Corporation

With respect to the subject registration statements, we acknowledge our awareness of the use therein of our report dated October 13, 2000, related to our review of interim financial information.

Pursuant to Rule 436(c) under the Securities Act of 1933 ("the Act"), such report is not considered part of a registration statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Act.


                                             Very truly yours,

                                             /s/ KPMG LLP


Boston, Massachusetts
November 13, 2000